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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         FirstAmerica Automotive, Inc.
            (Exact Name of Registrant as Specified in its Charter)


         Delaware                                   88-0206732
    (State of Incorporation)              (I.R.S. Employer Identification No.)


    601 Brannan Street
  San Francisco, California                            94107
(Address of Principal Executive Offices)             (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                Name Of Each Exchange On Which
       To Be So Registered                 Each Class Is To Be Registered

  Common Stock, par value $ .00001         New York Stock Exchange, Inc.

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

     Securities Act registration statement file number to which this form relates:  333-75907 (if applicable).

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

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Item 1. Description of Registrant's Securities to be Registered
        -------------------------------------------------------

          The information contained in "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, as amended (Commission File No. 333-75907), filed with the Securities and Exchange Commission (the "Form S-1 Registration Statement"), is hereby incorporated by reference.

Item 2. Exhibits
        --------

          1. All Exhibits required by Instruction II to item 2 will be supplied to the New York Stock Exchange.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          FirstAmerica Automotive, Inc.

Date:  August 4, 1999


                                          By:    /s/ Thomas A. Price
                                             -----------------------------------
                                             Thomas A. Price
                                             Chief Executive Officer, President
                                             and Director

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                                 EXHIBIT INDEX
                                 -------------

     Exhibit
     Number                           Exhibit
     ------                           -------

        1. All Exhibits required by Instruction II to item 2 will be supplied to the New York Stock Exchange.

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